EXHIBIT 21.1
LIST OF SUBSIDIARIES
BROCADE COMMUNICATIONS SYSTEMS SKYPORT LLC (Delaware)
BROCADE COMMUNICATIONS SYSTEMS INTERNATIONAL FSC
CHINA WFOE
BROCADE COMMUNICATIONS SYSTEMS HK LTD.
                    (HONG KONG)
BROCADE COMMUNICATIONS SYSTEMS K.K.
                    (JAPAN)
BROCADE KOREA LTD.
                    (KOREA)
BROCADE COMMUNICATIONS SINGAPORE PTE. LTD.
                    (SINGAPORE)
BROCADE COMMUNICATIONS SYSTEMS TAIWAN LTD.
                    (TAIWAN)
BROCADE COMMUNICATIONS LUXEMBOURG SARL (LUXEMBOURG)
               BROCADE COMMUNICATIONS SWITZERLAND SARL (Switzerland)
                              BROCADE COMMUNICATIONS SERVICES SWITZERLAND SARL (Switzerland)
BROCADE COMMUNICATIONS SYSTEMS PROPRIETARY LTD.
                    (AUSTRALIA)
BROCADE COMMUNICATIONS SYSTEMS AUSTRIA GMBH
                    (AUSTRIA)
BROCADE COMMUNICATIONS SYSTEMS BELGIUM
                    S.P.R.L (BELGIUM)
BROCADE COMMUNICATIONS CANADA CORP.
                    (CANADA)
BROCADE COMMUNICATIONS DENMARK APS
                    (DENMARK)
BROCADE COMMUNICATIONS FRANCE SAS
                    (FRANCE)
BROCADE COMMUNICATIONS GMBH
                    (GERMANY)
BROCADE COMMUNICATIONS SYSTEMS PRIVATE LIMITED
                    (INDIA)
BROCADE COMMUNICATIONS ITALY SRL
                    (ITALY)
BROCADE COMMUNICATIONS SYSTEMS NETHERLANDS B.V.
                    (THE NETHERLANDS)
BROCADE COMMUNICATIONS SPAIN, S.L.
                    (SPAIN)
BROCADE COMMUNICATIONS SYSTEMS UK LTD.
                    (UNITED KINGDOM)
BROCADE COMMUNICATIONS SYSTEMS (SHENZHEN) CO. LTD.